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                                                                  EXHIBIT (b)(1)

                AMENDED AND RESTATED LOAN AND SECURITY Agreement

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is made this 30th day of March, 2000, by and between INTERACTIVE SYSTEMS, INC., a Maryland corporation and NATIONAL CONVERSION SYSTEMS, INC., a Virginia corporation (collectively, the "Borrower") and SANDY SPRING NATIONAL BANK OF MARYLAND, a national banking association (the "Bank").

                                    RECITALS

         WHEREAS, Bank has previously made a loan in the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), to Borrower, evidenced by a Promissory Note (Secured Revolving Line of Credit) dated July 30, 1999, and secured by that certain Loan and Security Agreement dated of even date therewith by and between the Borrower and the Bank (herein the "Original Loan Documents"), and

         WHEREAS, Bank has agreed to make additional loans to Borrower to the aggregate principal amount of FOUR MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($4,600,000.00); AND

         WHERAS, Bank is willing to make (and increase) such loans by amending and restating the Original Loan Documents upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Bank do hereby agree as follows:

1.       CONSTRUCTION AND DEFINITION OF TERMS.

         All terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by generally accepted accounting principles. In addition to the terms elsewhere in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings: 1.01 "Account Debtor" shall mean the person or entity obligated upon a Receivable. 1.02 "Advance" shall mean each disbursement of Loan proceeds made by Bank. 1.03 "Banking Day" shall mean any day that banks in the state of Maryland are not required or permitted to be closed. 1.04 "Borrowing Base" shall mean, as determined by Bank from time to time, seventy five percent (75%) of the amount of all billed Eligible Receivables aged less than ninety (90) days from invoice date. 1.05 "Certified" shall mean that the information, statement, schedule, report or other document required to be "certified" shall contain a presentation of a duly authorized officer of Borrower that such information, statement, schedule, report or other document is true and correct and complete. 1.06 "Closing" shall mean the date on which funds are first advanced to Borrower hereunder. 1.07 "Collateral" shall mean all of Borrower's Receivables, Inventory and Equipment, all property and funds of

Borrower, both now owned and hereafter acquired, coming into Bank's possession, all property and asserts of Borrower in or on which Bank has, or may in the future acquire or be granted, a Lien, whether related or unrelated to this Agreement and whether or not the obligation secured is of the same character or class as Borrower's obligations hereunder, and all proceeds, cash and noncash, including insurance proceeds, and products of all of the foregoing and all books, records and data processing materials in any form (including tapes, disks and the like) documenting, describing or in any way relating to any or all of the foregoing, whether in the possession of Borrower or any other person, and all of Debtor's franchise rights, licenses, permits, authorizations and general intangibles, including, without limitation, patent rights, intellectual property rights, contracts and other general intangibles as defined under the Uniform Commercial Code in effect in the State of Maryland. 1.08 "Eligible Receivables" shall mean, at any time, all of the Borrower's unbonded Receivables which contain selling terms and conditions acceptable to Bank, except, that, the net amount of any Eligible Receivables against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature and, unless otherwise agreed to by Bank in writing, Eligible Receivables shall not include:
(a) Receivables with respect to which the Account Debtor is an officer, an employee or agent of Borrower. (b) Receivables with respect to which the Account Debtor is a subsidiary of, or affiliated with or related to Borrower or its shareholders, officers, or directors. (c) Receivables with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional. (d) Receivables with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower. (e)
Receivables which are subject to dispute, counterclaim, or setoff. (f) Receivables with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor. (g) Receivables with respect to which Bank, in its sole discretion, deems the creditworthiness of financial condition of the Account Debtor to be unsatisfactory. (h) Receivables of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due. (i) Receivables with respect to which the Account Debtor is the United States government or any department or agency of the United States.
(j) Receivables which have not been paid in full within ninety (90) days from the invoice date. The entire balance of the Receivables of any single Account Debtor will be ineligible whenever the portion of such Receivables which have not been paid within ninety (90) days from the invoice date is in excess of 50.00% of the total amount outstanding on such Receivables. 1.09 "Equipment" shall mean all right, title and interest of Borrower in and to equipment of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all machinery, vehicles, furniture, furnishings, tools, fixtures, and property in, on or with which any of the foregoing may be stored or maintained, materials and supplies, and any equipment described in any supplement schedule hereafter delivered by or on behalf of Borrower to Bank, together with all present and future parts, additions, accessories, attachments, accessions, replacement parts and substitutions in any form whatsoever. 1.10 "Event of Default" shall mean any of the evens described in Section 8 hereof.
1.11 "Indebtedness" shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement, in accordance with generally accepted accounting principles, including, without limitation, contingent liabilities. 1.12 "Inventory" shall mean all right, title and interest of Borrower in and to inventory of every type and description, now owned and hereafter acquired and wherever located, including without limitation, raw materials, work in process, finished goods, goods returned or repossessed or stopped in transit, goods used for demonstration, promotion, marketing or similar purposes, property in or on which any of the foregoing may be stored or maintained and all materials and supplies usable or used or consumed in the course of Borrower's business, together with all present and future substitutions, parts, additions, accessories, attachments, accessions, replacement parts and additions thereto in any form whatsoever. 1.13 "Lien" shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sole or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction. 1.14 "Loan", "Loans", "Line" or "Lines" shall mean collectively (a) the term loan in the amount of Six Hundred Thousand and No/100 Dollars ($600,000.00), and (b) the receivable line of credit in an amount not to exceed Four Million and No/100 Dollars ($4,000,000.00) (herein, sometimes, the "Revolving Loan"), each to be established by Bank in favor of the Borrower pursuant to the terms and conditions of this Agreement. 1.15 "Note" shall mean collectively (a) the Promissory Note (Term) in the amount of Six Hundred Thousand and No/100 Dollars ($600,000.00) (the "Equipment Term Note"), and (b) the Amended and Restated Promissory Note (Secured Revolving Line of Credit) in an amount not to exceed Four Million and No/100 Dollars ($4,000,000.00), (the "Receivable Line Note"), each dated of even date herewith, each to be executed and delivered by Borrower at or prior to Closing pursuant to 5.3(a) and (b) hereof, and all renewals, replacements and extensions thereof. 1.16 "Obligations" shall include the full and punctual performance of all present and future duties, covenants and responsibilities due to Bank by Borrower on account of the Note, and the Other Agreements and otherwise, all present and future obligations of Borrower to Bank for the payment of money under this Agreement, the Note, and the Other Agreements, extending to all principal amounts, interest, late charges and all other charges and sums, as well as all costs and expenses payable by Borrower on account of the Loans under this Agreement, the Note, and the Other Agreements, and any and all other present and future monetary liabilities of Borrower to Bank, whether direct or indirect, contingent or non-contingent, matured or unmatured, accrued or not accrued, related or unrelated to the Note, whether or not of the same character or class as Borrower's Obligations on account of the Loans under this Agreement, the Note, and the Other Agreements, including, without limitation, overdrafts in any checking or other account of the Borrower at the Bank and claims against Borrower acquired by assignment to Bank, whether or not security under any other document, instrument or statutory or common law provision, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing. 1.17 "Other Agreements" shall mean any and all promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, contracts, guaranties, instruments and documents now and hereafter existing between Bank and Borrower executed and/or delivered evidencing, guaranteeing, securing or in any other manner relating to any of the Obligations. 1.18 "Permitted Liens" shall mean (a) Liens of the Bank, (b) Liens for taxes and special assessments not delinquent, and (c) Liens, if any, consented to by the Bank in writing. 1.19 "Person" shall include natural persons, corporations, associations, partnerships, joint ventures, trusts, governments and agencies and departments thereof, and every other entity of every kind. 1.20 "Receivables" shall mean all of Borrower's present and future accounts, contract rights, notes, instruments, documents, chattel paper, tax refunds, notes receivable, drafts, acceptances, documents, claims, causes of action, all present and future rights of Borrower to the payment of money due or to become due to Borrower for any reason whatsoever, whether arising out of the sale, lease or other disposition of goods or other property by Borrower or under any contract or agreement to render services of any kind or otherwise, whether or not such right to payment has been earned by performance, and howsoever such right to payment may be evidenced, whether by open account, instrument, note draft, chattel paper or otherwise, together with all other rights which Borrower may at any time have, by law or agreement, against any account debtor, all rights which Borrower may at any time have, by law or agreement, against any other obligor obligated to make such payment, all goods returned, repossessed or stopped in transit the sale, lease or other disposition of which contributed to the creation of any Receivable, and all rights and liens which Borrower may at any time have, by law or agreement, against any property of such account debtor or against any property of any such other obligor, together with all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing software), evidencing an interest in or relating to, the foregoing. 1.21 "Subsidiary" shall include any corporation at least a majority of the outstanding Voting Stock of which is owned, now or in the future, by Borrower, or by one of the stockholders of the Borrower, or by Borrower, and one or more of its Subsidiaries. 1.22 "Voting Stock" shall mean the shares of any class of capital stock of a corporation having ordinary voting power to elect the directors, officers or trustees thereof, including such shares that shall or might have voting power by reason of the occurrence of one or more conditions or contingencies.

2.       LOAN.

2.01 Loan Commitment. Subject to, and in accordance with the terms, conditions and provisions of this Agreement, the Bank agrees to make the Loan to the Borrower. The full principal amount of the Equipment Term Note shall be advanced by Bank to Borrower at Closing and the principal amount of the Receivable Line Note shall be advanced by Bank to Borrower on a revolving credit basis pursuant to the terms hereof until the earlier to occur of (a) the respective maturity dates of the notes evidencing the same, or (b) the date the Bank terminates the Loan pursuant to the provisions of Section 9 hereof. 2.02 Manner of Borrowing and Disbursement of Revolving Loan. Each Advance of account of the Revolving Loan shall be made by the Bank to the Borrower no more than on the fifth (5th) Banking Day on which Bank actually receives written notice, if requested by Bank, from the Borrower setting forth the amount of such Advance, provided, that, such written notice is actually received by Bank before 12:00 Noon Eastern Time (Standard or Daylight as then applicable) on such Banking Day, or on such later date set forth in Borrower's notice. Prior to making any Advances hereunder, the Bank will require Borrower to submit to the Bank, for its approval, a written statement of the purpose of such Advance, together with a statement of contemplated source of repayment of the same. Notwithstanding any other provision contained herein or in the Note, the Bank reserves the right to deny funding for any such request in the exercise of its sole discretion. Each Advance on account of the Revolving Loan shall be credited to a banking account of the Borrower with the Bank or disbursed as otherwise instructed by Borrower in its notice requesting such Advance. With respect to all matters and transactions in connection therewith, the Borrower hereby irrevocably authorizes the Bank to accept, rely upon, act upon and comply with any written instructions, requests, confirmations, and orders from Borrower. The Borrower acknowledges that the transmission between the Borrower and the Bank of any such instructions, requests, confirmations, and orders from Borrower. The Borrower acknowledges that the transmission between the Borrower and the Bank of any such instructions, requests, confirmations, and orders involves the possibility of errors, omissions, mistakes, and discrepancies and agree to adopt such internal measures and operational procedures to protect its interests. By reason thereof, the Borrower hereby assumes all risk of loss and responsibility for, and releases and discharges the Bank from any and all responsibility or liability for and agrees to indemnify, reimburse on demand, and hold the Bank harmless from, any and all claims, actions, damages, losses, liability, and expenses by reason of, arising out of or in any way connected with or related to (a) the Bank's accepting, relying and acting upon, complying with, or observing any such instructions, requests, confirmations, or orders, and (b) any such errors, omissions, mistakes, and discrepancies; provided, that, the foregoing release and indemnification shall not apply to matters attributable to Bank's gross negligence or intentional willful misconduct. 2.03 The Account. The Bank shall establish and maintain an account on the books of the Bank evidencing the indebtedness of the Borrower to the Bank under the provisions of this Agreement with respect to the Revolving Loan to which (a) the amount of each Revolving Loan advance made by the Bank shall be debited by recording therein on the date of each Advance a debt entry in the amount of the Advance, (b) each payment on the Revolving Loan made by the Borrower shall be credited by recording therein on the date received a credit entry in the amount of such payment, (c) all interest on the Revolving Loan not paid as and when due and payable shall be debited by recording therein on the date such interest becomes past due a debit entry in the amount of such interest, (d) all Expense Payments (hereinafter defined) not paid as and when due and payable shall be debited by recording therein on the date such Expense payment becomes due a debit entry in the amount of such Expense Payment, (e) all Liquidation costs (hereinafter defined) shall be debited by recording therein on the date incurred the amount of such Liquidation Costs, and (f) all other charges, interest, and expenses chargeable by the Bank to the Borrower under this Agreement not paid as and when due and payable shall be debited by recording therein on the date such charges, interest, and expenses become past due a debit entry in the amount of such charges, interest, and expenses. All credit entries to such account are conditional and shall be readjusted as of the date made if final payment is not received by the Bank in cash or solvent credits. The entries made by the Bank to such account shall constitute prima facie evidence of the existence and amounts of the Borrower's indebtedness to the Bank under the provisions of this Agreement. 3. SECURITY. 3.01 Security Interest. As security for the payment and performance of all of the Obligations and performance under the Other Agreements, Borrower hereby irrevocably and unconditionally assigns, pledges and grants to Bank a continuing security interest in the Collateral. Bank's assignment, pledge and grant is coupled with an interest and shall continually exist until all Obligations have been paid in full. If required by Bank at any time, Borrower shall make notations, satisfactory to Bank, on its books and records disclosing the existence of Bank's security interest in the Collateral. Borrower agrees that, with respect to the Collateral, Bank shall have all the rights and remedies of a secured party under the State of Maryland Uniform Commercial Code, Bank shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral. 3.02 Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Borrower covenants, warrants and represents that: (a) No financing statement covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of Bank and financing statements with respect to any Permitted Liens. (b) Borrower is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens. (c) The security interest granted Bank hereunder shall constitute a first Lien upon the Collateral, except for Permitted Liens, and Borrower will not, except in the ordinary course of business, transfer, discount, sell or assign any interest in the Collateral nor permit any other Lien to be created or remain thereon except for Permitted Liens. (d) Borrower will maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Borrower will pay promptly all taxes, judgments and charges of any kind levied or assessed thereon, unless disputed in good faith and, if requested by the Bank, bonded off to the Banks satisfaction.

Borrower shall promptly notify Bank in writing of any such dispute, and any pending or threatened litigation involving the Collateral. Borrower shall promptly pay when due all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Borrower's expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Borrower or Bank. (e) At all reasonable times Bank and its agents and designees may enter Borrower's premises and inspect the Collateral and all books and records of Borrower (in whatever form) relating to the Collateral or to the finances and operations of Borrower's business. (f) Borrowers shall maintain comprehensive casualty insurance on the Collateral, as may be reasonably required by the Bank, against such risks, such amounts, with such loss deductible amounts with such companies as may be required by or acceptable to Bank, and each such policy shall contain a clause or endorsement, satisfactory to Bank, naming Bank as loss payee and a clause or endorsement, satisfactory to Bank, that such policy may not be cancelled or altered and Bank may not be removed as loss payee without at least fifteen (15) days prior written notice to Bank. Borrower hereby assigns to Bank any and all proceeds of such policies and authorizes and empowers Bank to adjust or compromise any loss under such policies and to collect and receive all such proceeds. Borrower hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Bank and not to Borrower and Bank jointly. Borrower authorizes and empowers Bank to execute and endorse in Borrower's name all proofs of loss, drafts, checks and any other documents necessary to accomplish such collection and any persons making payments to Bank under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all reasonable costs and expenses (including reasonable attorney's fees) incurred by Bank in the collection and handling of such proceeds, the net proceeds may be applied in whole or in part, at Bank's option, either toward replacing or restoring the Collateral, or as a credit against such of the Obligations, whether matured or unmatured, as Bank shall determine in Bank's sole discretion.
(g) All information, schedules, certificates, records and data furnished to the Bank are true and correct in all material respects and complete insofar as completeness may be necessary to give the Bank accurate knowledge of the subject matter. (h) All books and records of Borrower pertaining to the Collateral are located at 1777 N. Kent Street, Suite 1103, Arlington, Virginia 22209, and Borrower will not change the location of such books and records without the prior written consent of Bank. (i) Borrower shall do, make, execute and deliver all such additional, and further acts, things, deeds, assurances, instruments and documents as Bank may reasonably request to vest in and assure to Bank its rights hereunder or in any of the Collateral, including, without limitation, the execution and delivery of financing statements which Bank deems necessary or appropriate to perfect or continue the security interest granted herein, and Borrower agrees to pay all taxes, fees and costs (including attorney's fees) paid or incurred by Bank in connection with the preparation and filing or recordation thereof. 4.

         REPRESENTATIONS AND WARRANTIES.

         To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that as of the Closing: 4.01 Good Standing. Interactive Systems, Inc., is duly organized and existing in good standing under the laws of the state of Maryland, National Conversion Systems, Inc. is duly organized and existing in good standing under the laws of the Commonwealth of Virginia, each has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary. 4.02 Authority. Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the Obligations provided for herein and in the Note, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any person, including, without limitation, stockholders of Borrower and any public authority or regulatory body, which has not been obtained, is required as a condition to the validity or enforceability hereof or thereof. 4.03 Binding Agreements. This Agreement has been duly and properly executed by Borrower, constitutes the valid and legally binding obligation of Borrower and is fully enforceable against Borrower in accordance with its terms. 4.04 No Conflicting Agreements. The execution and performance by Borrower of this Agreement, the borrowing hereunder, and Borrower's execution and delivery of and performance under the Note will not (a) violate (i) any provision of law, any order, rule or regulation of any court or other agency of government; (ii) any award of any arbitrator, (iii) the charter or By-Laws of Borrower, or (iv) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which it or any of its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of Borrower. 4.05 Litigation. There are no undisclosed judgments, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which may result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower, and Borrower is not, to its knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on Borrower.
4.06 Financial Condition. The financial statements of Borrower heretofore delivered to Bank are complete and correct, fairly present the financial condition of Borrower and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. There are no liabilities of Borrower, direct or indirect, fixed or contingent as of the date of such statements which are not reflected therein. 4.07

                  Taxes. Except as otherwise disclosed to the Bank, Borrower has paid or caused to be paid all federal, state and local taxes to the extent that such taxes have become due. Borrower has filed or caused to be file all federal, state and local tax returns which are required to be filed by Borrower. 4.08 Titles to properties. Borrower has good and marketable title to all or (its properties and assets (including the Collateral) and all of the properties and assets of Borrower are free and clear of Liens, except to permitted Liens, and has made no assignments thereof except to Bank. 4.09 Subsidiaries. Borrower has no Subsidiaries other than Subsidiaries previously disclosed to the Bank. 4.10 Licenses and Permits. Borrower has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, state and local laws of the jurisdiction in which Borrower conducts its business and each remains valid and in full force and effect and Borrower has paid all fees, taxes, assessments and other charges necessary to maintain same. 4.11 Certain Indebtedness. There is no Indebtedness of Borrower owing to any employee, officer, stockholder or director of Borrower other than accrued salaries, commissions and the like and any Indebtedness subordinated to the Obligations pursuant hereto. 4.12 Broker's or Finder's Commissions. No broker's or finder's fee or commission is or will be payable in connection with the issuance of the Note or otherwise in connection with this Agreement or the transactions contemplated hereby, and Borrower agrees to save harmless and indemnify Bank from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission. 4.13 Outstanding Indebtedness. Borrower has no outstanding Indebtedness except as permitted by Subsection 7.01 hereof and there exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto. 4.14 No Adverse Change. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest financial statements referred to in Section 6.01, below. 4.15 Use of Loan Proceeds. The proceeds of the Loan shall be used solely for acquiring or carrying on a business or commercial enterprise. 4.16 No Default. No Event of Default
(hereinafter defined), and no event which, with notice or passage of time or both would constitute an Event of Default, has occurred hereunder. 5. CONDITIONS OF LENDING.

               Bank shall have no obligation to make any Advance of the proceeds of the Loan unless each of the following conditions precedent shall be satisfied as of the time of such Advance: 5.01 Representation and Warranties. Bank shall be fully satisfied that all covenants, representations and warranties set forth in this Agreement are true and correct on and as of such time with the same effect as though such covenants, representation and warranties had been made on and as of such time. 1.01

5.02 Event of Default. No Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default shall have occurred hereunder. 5.03 Documents. There shall have been delivered to Bank, fully completed and duly executed (when applicable), the following documents, the terms of which are hereby specifically incorporated herein by reference as though fully set forth: (a) The Receivable Line Note. (b) The Equipment Term Note. (c) The Financing Statements. (d) The Amended and restated Guaranty Agreement. (e) The Subordination Agreement. (f) Certificate of Corporate Resolutions of the Secretary of the Borrower. (g) Evidence fully satisfactory to Bank and Bank's counsel that all loss payee clauses or endorsements in favor of Bank required pursuant to the Other Agreements are in effect, together with copies of all insurance policies and endorsements. 5.04 Borrowing Base Certificate; Aged Receivable; Aged Payables. At Closing, at the time of every subsequent advance hereunder, and if no advance is requested hereunder, then on a monthly basis, if requested by Bank, Borrower shall submit to the Bank for its approval, a completed "Borrowing Base Certificate" in the form attached to this Loan Agreement. In addition, the Borrower shall furnish the Bank within fifteen
(15) days after the end of each calendar month, an aged analysis of all outstanding Receivables, aged less than ninety (90) days from invoice date, and all outstanding accounts payable, in form and substance satisfactory to the Bank. Any provision contained herein or in the Note to the contrary notwithstanding, the Bank will not permit advances under the Line to exceed seventy-five percent (75%) of the amount of all billed Eligible Receivables aged less than ninety (90) days from invoice date. 6. AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees with Bank that, until all of the Obligations have been paid in full, Borrower and its Subsidiaries, if any, will:

6.01     Financial Reporting Requirements.
Furnish to Bank:
(a)      As soon as available, but in

no event more than forty-five (45) days after the end of each monthly accounting period of Borrower, (i) a statement of consolidating and consolidated income and retained earnings and changes in consolidated financial position of Borrower for such period and for the period from the beginning of the current year of Borrower to the end of such period, and a consolidating and consolidated balance sheet of Borrower and its Subsidiaries, if any, as at the end of such period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year of Borrower, all in form and detail satisfactory to Bank, which fairly represents the financial condition of the Borrower, certified by the principal financial officer of Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes an Event of Default or which could constitute an Event of Default (a)
with the giving of notice and/or the lapse of time and, if so, stating the facts with respect thereto, and (ii) an aged analysis of all outstanding Receivables, in form and substance satisfactory to the Bank. (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a statement of consolidating and consolidated income and retained earnings and changes in consolidated financial position of Borrower and its Subsidiaries, if any, for such year, and a consolidating and consolidated balance sheet of Borrower and its Subsidiaries, if any, as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of Borrower, all in form and detail satisfactory to Bank, audited by independent certified public accountants satisfactory to Bank in accordance with generally accepted accounting principles consistently applied, and accompanied by a Certificate of the Chief Financial Officer of Borrower stating whether any event has occurred which constitutes an Event of Default or which could constitute an Event of Default with the giving of notice and/or the lapse of time and, if so, stating the facts with respect thereto; and (c) Such other information, tax returns, reports or statements concerning the operations, business affairs and/or financial condition of Borrower and its Subsidiaries, if any, as Bank may reasonably request from time to time. 6.02 Taxes. Pay and discharge all taxes, assessments and governmental charges upon Borrower, its income and properties prior to the date on which penalties are attached thereto.
6.03 Continuation of Business and Compliance with Laws. Continue its and its Subsidiaries', if any, business operations as now being conducted and comply with all applicable federal, state and local laws, rules, ordinances, regulations and orders. 6.04 Litigation. Promptly notify Bank in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower and its Subsidiaries, if any.
6.05 Extraordinary Loss. Promptly notify Bank in writing of any event causing extraordinary loss or depreciation of the value of any of Borrower's or its Subsidiaries', if any, assets and the facts with respect thereto. 6.06 Books and Records/Depository Accounts. Keep and maintain proper and current books and records which fairly represents the financial condition of the Borrower and permit access to Bank to, reproduction by Bank of and copying (all at the Borrower's expense) by Bank from, such books and records during normal business hours. Borrower will maintain its primary deposit relationship with Bank until the obligations are repaid in full. 6.07 Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of Borrower's or its Subsidiaries', if any, business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business. 6.08 Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrower and its Subsidiaries, if any, or licenses by Borrower or any Subsidiary, which are necessary to the conduct of the business of Borrower or its Subsidiaries, if any, as now conducted, free of any conflict with the rights of any other person. 6.09 Insurance. Maintain with insurers and in amounts satisfactory to Bank such insurance against such risks and with such loss deductible amounts as may be reasonably required by or reasonably acceptable to Bank. 6.10 Evidence of Insurance. Deliver to Bank from time to time as requested, and periodically if Bank shall so require, evidence reasonably satisfactory to Bank that all insurance and endorsements required by the Bank are in effect. 6.11 Financial Information. Deliver to Bank, promptly upon request, and periodically if Bank shall so require, any reasonable information, statements or reports concerning Borrower's and its Subsidiaries', if any, business, financial affairs or any other matter or matters as may be requested by Bank, including, without limitation, copies of federal and state tax returns of Borrower and its Subsidiaries, if any. 6.12 Further Assurances. The Borrower shall promptly, upon request, execute, acknowledge and deliver any financing statement, endorsement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document as the Bank may reasonably require in order to perfect, preserve, maintain, protect, continue or extend the lien or security interest to the Bank under this Agreement and its priority. The Borrower shall pay to the Bank on demand all taxes, costs and expenses (including, but not limited to, reasonable attorney's fees) incurred by the Bank in connection with the preparation, execution, recording and filing of any such document or instrument mentioned aforesaid.
6.13 Borrowing Base Certificate. The Borrower shall submit completed Borrowing Base Certificates to Bank each month (together with an aged analysis of all outstanding Receivables and accounts payable) by the tenth (10th) day of each calendar month. 6.14 Borrowing Base. In the event that the principal amount of the Receivable Line Note ever exceeds the Borrowing Base, as determined by Bank, Borrower will immediately curtail the principal amount of the Receivable Line Note on Bank's demand so that it does not exceed the Borrowing Base. 6.15 Financial Covenants. (a) Borrower's cash flow shall be sufficient to service all debt of the Borrower at the end of each of Borrower's fiscal quarters, as properly reflected in the financial statements of Borrower for such fiscal quarter approved by Bank, by a ratio of 1.20 to 1.00. (b) The ratio of Borrower's current assets to current liabilities, each as determined by the Bank, at the end of each of its fiscal quarters, as properly reflected in the financial statements of Borrower for such fiscal quarters approved by Bank, shall not be less than 1.10 to 1.00. (c) Borrower's debt-to-worth ratio at the end of each of Borrower's fiscal quarters, as properly reflected in the financial statements of Borrower for such fiscal quarter approved by Bank, shall not be greater than 3.00 to 1.00. The ratio, as determined by the Bank, shall be defined as total liabilities divided by shareholders equity (which may include subordinate Borrower debt payable to the shareholders of the Borrower).

7.       NEGATIVE COVENANTS.

                  Borrower covenants and agrees with Bank that, until all of the Obligations have been paid in full, Borrower will not, directly or indirectly, without Bank's prior written consent: 7.01 Indebtedness. Create, incur, assume or permit to exist any Indebtedness except (a) Indebtedness to Bank, (b) current trade Indebtedness, and trade Indebtedness incurred in the normal course of business, (c) any Indebtedness specifically permitted hereunder, and (d) Indebtedness which shall be approved in advance by Bank in writing, in Bank's sole discretion, and if required by Bank, subordinated to all Obligations by a written agreement satisfactory in form and substance to Bank and Bank's counsel.
7.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Borrower's properties or assets, now owned or hereafter acquired by Borrower, other than Permitted Liens. 7.03 Merger, Sale of Assets, Etc. Enter into or be a party to any merger or consolidation; sell, assign, transfer, convey or lease all or any part of its property or any interest therein except in the ordinary course of Borrower's business as now being conducted; purchase or otherwise acquire all or substantially all of the assets of any other person, or any shares of stock of, or similar interest in, any other person. 7.04 Guarantees. Guarantee or otherwise in any way become or be responsible for Obligations or Indebtedness of any other person, whether by agreement to purchase the Indebtedness of any other person, or by agreement for the furnishing of funds to any other person for the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging Indebtedness of any other person, or otherwise, except that Borrower may endorse negotiable instruments for collection in the ordinary course of business. 7.05 Fiscal Year. Change
Borrower's fiscal year. 7.06 Loans. Make or permit to exist any loan to any person. 7.07 Subsidiaries. Form or acquire any Subsidiaries, without the prior written consent of the Bank. 7.08 Change of Name. Change the name of Borrower or any Subsidiary of Borrower. 7.09 Change of Management. Change the person(s) controlling the management and/or day to day activities of Borrower. 7.10 Trade Names. Use any trade name other than Borrower's true corporate name nor permit any Subsidiary of Borrower to use any trade name other than such Subsidiary's true and corporate name. 7.11 Other Agreements. Borrower will not enter into any agreement or undertaking containing any provision which would be violated or breached by performance of its obligations hereunder.

7.12 Borrowing Base. At no time shall the outstanding principal balance of the Receivable Line Note exceed the Borrowing Base, as determined by Bank.

8.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default": (a) Any representation of warranty made herein in any of the Other Agreements or in any statement, report, certificate, opinion, financial statement or other document furnished or to be furnished in connection with this Agreement or the Other Agreements shall be false or misleading in any material respect. (b) Failure of Borrower to pay any of the Obligations, including, without limitation, any sum due Bank under this Agreement, or any of the Other Agreements, when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise.
(c) Default by Borrower with respect to any Indebtedness of Borrower to any person or with respect to any Lien or document securing any Indebtedness of Borrower. (d) Failure of Borrower or any other person to observe or perform any warranty, covenant, condition or agreement to be observed or performed by
Borrower or such other person under this Agreement or any of the Other Agreements. (e) If Borrower, any Subsidiary or any guarantor of any of the
Obligations shall (i) admit in writing its insolvency or its inability to pay generally its debts as they mature, (ii) make a general assignment for the benefit of creditors, (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, or (iv) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Borrower, any Subsidiary or any such guarantor or a substantial part of its property, or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of sixty (60) days. (f) If Borrower, any Subsidiary or any guarantor of any of the Obligations becomes a debtor in any case under any chapter of the United States Bankruptcy Code, and if the petition in Bankruptcy shall not be discharged or dismissed within sixty (6) days after the date on which such petition was filed.
(g) Entry of any order, judgment or decree for the dissolution of Borrower, any Subsidiary or any guarantor of any of the Obligations that is not a natural person. (h) Entry of any judgment against Borrower, any Subsidiary or any guarantor of any of the Obligations, which judgement shall not have been discharged or execution thereof stayed within thirty (30) days after entry thereof or discharged within the thirty (30) days after the expiration of any such stay, if such judgment is not fully covered by applicable insurance (which shall not include any bonding or other arrangement with which Borrower, a Subsidiary or such guarantor may be liable for indemnification to any extent).
(i) If Borrower, any subsidiary or any guarantor of any of the Obligations shall be enjoined or restrained in any manner from conducting its business in whole or in part and Bank shall determine, in its reasonable discretion, that the same materially impairs any of the Collateral of the prospect for full and punctual payment of all of the obligations. (j) If any assets of Borrower, any Subsidiary or any guarantor of any of the Obligations shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian which is not discharged within thirty (30) days. (k) If Bank shall determine, in its reasonable discretion, that any material adverse change has occurred in the value of the Collateral or in Borrower's financial condition; or if Bank believes the prospect of payment of the Indebtedness is impaired; or if Bank, in good faith, deems itself insecure. (l) If Borrower, any Subsidiary or any guarantor of any of the Obligations shall be or become insolvent or unable to pay its debts generally as they mature. (m) If there is a change in ownership of thirty percent (30%) or more of the common stock of
Borrower. 9. RIGHTS AND REMEDIES. 9.01 Rights and Remedies of Bank. Upon the occurrence of an Event of Default, Bank may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Bank under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successfully, successively or concurrently: (a) Declare the Note, all Interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived. (b) Institute any proceeding or proceedings to enforce the Obligations and any Lien of Bank. (c) Take possession of the Collateral, and for that purpose, so far as Borrower may give authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding by Borrower, BORROWER and its SUBSIDIARIES, if any, HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require Borrower, at Borrower's expense, to assemble and deliver the Collateral to such place or places as Bank may designate. (d) Operate, manage and control the Collateral, or permit the Collateral or any portion thereof to remain idle, or store the same, and collect all rents and revenues therefrom and sell otherwise dispose of any or all of the Collateral (including, without limitation, toll, transfer or reassign any license) upon such terms and under such conditions at Bank, in its reasonable discretion, may determine, all without any notice or demand, and purchase or acquire any of the Collateral at any such sales or other disposition, all to the extent permitted by applicable law. (e) With respect to any instruments, accounts, contract rights or other debts payable to Borrower or its Subsidiaries, if any, securing the Obligations, notify any account debtors and other obligors to make payments thereon directly to Bank, take control of the cash and non-cash proceeds thereof, demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Borrower, any of its Subsidiaries or any guarantor therefor. 9.02 Power of Attorney. Effective upon the occurrence of an Event of Default, Borrower and its Subsidiaries, if any, hereby designate and appoint Bank and its designees as attorney-in-fact of
Borrower and its Subsidiaries, if any, irrevocably and with power of substitution, with authority to receive, open and dispose of all mail addressed to Borrower, to notify the postal authorities to change the address for delivery of mail addressed to Borrower and its Subsidiaries, if any, to such other address as Bank designates; to endorse Borrower's and its Subsidiaries, if any, name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Bank's possession; to sign Borrower's and its subsidiaries, if any, name on any invoices, documents, drafts against and notices to account debtors or other obligors of Borrower, assignments and requests for verification of accounts; to execute any endorsements, assignments, or other instruments of conveyance or transfer; to adjust and compromise any claims under insurance policies; to execute releases; and to perform all other acts necessary and advisable; in Bank's sole discretion, to carry out and enforce this Agreement and the other Agreements. All acts of said attorney or designee are hereby rectified and approved by Borrower and its Subsidiaries, if any, any said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, except for gross negligence, willful misconduct or bad faith. This Power of Attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment of Bank to Borrower which could give rise to any Obligations. 9.03 Cumulative Nature of Remedies. Each right, power and remedy of Bank shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy. It is mutually agreed that commercial reasonableness and good faith require Bank to give Borrower no more than five (5) days prior written notice of the time and place of any public disposition of the Collateral or of the time after which any private disposition or any other intended disposition is to be made. 9.04 Liquidation Costs. The Borrower shall reimburse and pay to the Bank upon demand all costs and expenses (the "Liquidation Costs"), including, without limitation, attorneys fees and expenses, advanced, incurred by, or on behalf of the Bank in collecting and enforcing the its rights and remedies hereunder. All Liquidation Costs shall bear interest payable by the Borrower to the Bank upon demand from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the principal of the note, plus two percent (2%) per annum. 9.05 Expense Payments. If the Borrower shall fail to make any payment or otherwise fail to perform, observe, or comply with any of the conditions, covenants, terms, stipulations or agreements contained herein, or in any of the documents evidencing the obligations, the Bank without notice to or demand upon the Borrower and without waiving or releasing any obligation or Event of Default may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon any premises of the Borrower for that purpose and take all such action thereon as the Bank may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Bank (the "Expense Payments"), together with interest thereon from the date paid, advanced, or incurred until repaid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the Note plus two percent (2%) per annum, shall be paid by the Borrower to the Bank upon demand by the Bank. 10.
mISCELLANEOUS. 10.01 Performance for Borrower. Borrower agrees and hereby authorizes that Bank may, in Bank's sole discretion, but Bank shall not be obligated to, advance funds on behalf of Borrower without prior notice to Borrower, in order to insure Borrower's compliance with any covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Other Agreements, to cover overdrafts in any checking or other accounts of Borrower at Bank or to preserve or protect any right or interest of Bank in the Collateral or under or pursuant to this Agreement or any of the Other Agreements, including without limitation, the payment of any insurance premises or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower; provided, however, that the making of any such advance by Bank shall not constitute a waiver by Bank of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Borrower shall pay to Bank upon demand all such advances made by Bank with interest thereon at the rate and determined in the manner provide in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Bank hereunder. 10.02 Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, Borrower agrees to pay to Bank at Closing or 30 days after the execution and delivery hereof, whichever is earlier, all expenses of Bank (including the reasonable fees and reasonable expenses of its counsel) in connection with the preparation of this Agreement and all documents and instruments referred to herein and all expenses of Bank in connection with the filing or recordation of all financing statements and instruments as may be required by Bank at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation of any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify Bank from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by Bank in connection with this Agreement. This provisions of this Subsection
10.02 shall survive the execution and delivery of this Agreement and the payment of all other Obligations. 10.03 Applications of Collateral. Except as may be otherwise, specifically provided in Agreement, all Collateral and proceeds of Collateral coming into Bank's possession may be applied by Bank to any of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion. 10.04 Indemnification by Borrower. The Borrower hereby agrees to indemnify and hold harmless the Bank from and against all liabilities, claims, demands, and costs, including without limitation, reasonable attorney's fees, arising out of or in connection with the Collateral, except arising from the Banks gross negligence, willful misconduct or bad faith. 10.05

                  Receipt Sufficient Discharge to Purchaser. Upon any sale or other disposition of the Collateral or any part thereof, the receipt of the Bank or any other person making the sale or disposition shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof. 10.06 Waivers by Borrower. Borrower hereby waives, to the extent the same may be waived under applicable law: (a) All claims, causes of action and rights of Borrower against Bank on account of actions taken or not taken by Bank in the exercise of Bank's rights or remedies hereunder or under the Other Agreements, except arising from the Banks gross negligence, willful misconduct, bad faith, or in violation of any of the provisions hereof, or in the Other Agreements. (b) All claims of Borrower for failure of Bank to comply with any requirements of applicable law relating to enforcement of Bank's rights or remedies hereunder or under the Other Agreements; (c) All rights of redemption of Borrower with respect to the Collateral; (d) In the event Bank seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (e) Presentment, demand for payment, protest and all exemptions; (f) Trial by jury in any action or proceeding of any kind or nature in connection with any of Obligations, this Agreement or any of the other Agreements; (g) Settlement, compromise or release of the Obligations of any person primarily or secondarily liable upon any of the Obligations; (h) Substitution, impairment, exchange or release of any collateral security for any of the Obligations.

         Borrower agrees that Bank may exercise any or all of its rights and/or remedies hereunder and under the Other Agreements without resorting to and without regard to any collateral security or sources of liability with respect to any of the Obligations. 10.07 Waivers by Bank. Neither any failure nor any delay on the part of Bank in exercising right, power or remedy hereunder or under any of the Other Agreements shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or remedy. 10.08 Bank's Records. Every statement of account or reconciliation rendered by Bank to Borrower with respect to any of the Obligations shall be presumed conclusively to be correct and shall constitute an account stated between Bank and Borrower unless, within 30 Banking Days after any such statement or reconciliation shall have been mailed, postage prepaid, to Borrower, Bank shall receive written notice of specific objection thereto. 10.09 Modifications. No modification or waiver of any provisions of this Agreement, the Note or any of the Other Agreements, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances. 10.10 Bank's Setoff. Bank shall have the right, in addition to all other rights and remedies available to it, to set off against any or all of the Obligations and debt owing to Borrower by Bank, including, without limitation, any funds in any checking or other account now or hereafter maintained by Borrower at Bank. Borrower hereby confirms Bank's right to banker's lien and setoff, and nothing in this Agreement or any of the Other Agreements shall be deemed a waiver or prohibition of Bank's rights of banker's lien or setoff. 10.11 Notices. Any notice or other communication in connection with this Agreement, if by registered or certified mail, shall be deemed to have been given when received by the party to whom directed, or, if by mail but not registered or certified, when deposited in the mail, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto): (a) If to Borrower, at 1777 N. Kent Street, Suite 1103, Arlington, Virginia 22209. (b) If to Bank, at 17801 Georgia Avenue, Olney, Maryland 20832. 10.12 Applicable Law. The performance and construction of this Agreement, the Note and the Other Agreements shall be governed by the internal laws of the State of Maryland. 10.13 Survival; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Other Agreements shall survive Closing and the execution and delivery to Bank of the Note, and shall continue in full force and effect until all of the Obligations have been paid in full. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of Borrower which are contained in this Agreement and the Other Agreements shall inure to the benefit of the successors and assigns of the Bank. This Agreement may not be assigned by Borrower without the prior written consent of Bank. 10.14 Use of Terms. The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. 10.15 Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Other Agreements shall for any reason be bound or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Note, and the Other Agreements shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.
10.16 Merger and Integration. This Agreement and the attached Exhibits, if any, contained the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid and binding. 10.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute the same instrument. 10.18 Headings. The headings and subheadings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement. 10.19 Consent to Jurisdiction; Service of Process. The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement may be brought in any appropriate court in the State of Maryland, or in any other court having jurisdiction over the subject matter, all at the sole election of the Bank, and by the execution of this Agreement the Borrower irrevocably consents to the jurisdiction of each such court. The Borrower hereby irrevocably appoints Donald C. Weymer, President of the Borrower, at its agent to accept service of process for it and on its behalf in any section and to receive any notices required pursuant to or by the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement, under seal as of the date first above written.

                                    BORROWER:

                           INTERACTIVE SYSTEMS, INC., a Maryland corporation

                         By: /s/ Donald C. Weymer (SEAL)
                                Donald C. Weymer,
                                    President

             NATIONAL CONVERSION SYSTEMS, INC., a Virginia corporation

                         By: /s/ Donald C. Weymer (SEAL)

                                            Donald C. Weymer,
                                            President

                                    BANK:

                     SANDY SPRING NATIONAL BANK OF MARYLAND

                          By: /s/ Pamela Roberts (SEAL)

                                            Name: Pamela Roberts
                                            Title: Vice President

                      (This page intentionally left blank)

                      AMENDED AND RESTATED PROMISSORY NOTE

                       (SECURED REVOLVING LINE OF CREDIT)

         FOR VALUE RECEIVED, the undersigned, INTERACTIVE SYSTEMS, INC., a Maryland corporation and NATIONAL CONVERSION SYSTEMS, INC., a Virginia corporation (collectively, the "Borrower"), promises to pay to the order of SANDY SPRING NATIONAL BANK OF MARYLAND, a national banking association, with offices at 17801 Georgia Avenue, Olney, Maryland 20832, its successors and assigns, (the "Lender") at such offices or at such other place or places as the Lender may from time to time designate in writing, the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00), together with interest at the rate hereinafter provided until paid, said principal and interest being payable as follows: (a) Interest shall accrue hereunder at the rate of One Percent (1%) per annum above the Lenders "Prime Rate of Interest" (as such term is hereinafter defined below), on so much of the principal as shall from time to time be advanced and/or re-advanced and remain unpaid, and interest only shall be due and payable monthly commencing on the first (1st) day of the first (1st) calendar month following the date hereof and continuing on the same day of each and every calendar month thereafter; and

(b) If not sooner paid, the entire balance of principal remaining unpaid, plus interest accrued thereon at the aforesaid rate not previously paid, fees and costs, if any, shall be due and payable in full on June 30, 2001.

         For purposes of computing interest on the debt evidenced hereby, interest shall be calculated on the basis of a three hundred sixty (360) day calendar year. Payments made on account hereof shall be applied first to the payment of late fees, then to the payment of accrued and unpaid interest, and the remainder shall be credited to principal.

         As used in this Note the expression "Prime Rate of Interest" shall be defined as the rate of interest from time to time established and publicly or privately announced by the Lender as its then applicable prime rate of interest to be used as an index in determining actual interest rates to be charged to certain borrowers of the Lender. The rate of interest hereunder shall be adjusted as and when any change in the "Prime Rate of Interest" shall occur. The Lender may establish and reestablish the "Prime Rate of Interest" from time to time in its sole discretion, it being understood and agreed that (1) such rate is intended merely as an index for setting interest rates of the Lender, and (2) the particular borrower may be more than, equal to, or less than such index; provided, however, that at no time shall the rate of interest applicable to this Note exceed the highest rate permissible under applicable laws.

         If default be made in the payment of any installment of principal or interest due under this Note, and such default shall continue for a period of ten (1) days after notice to the Borrower, the entire principal sum outstanding, together with accrued interest thereon, fees and costs, if any, shall at once become due and payable at the option of the Lender without further notice. If default be made in the performance of any covenant of either (a) the Indemnity Deed of Trust and Security Agreement made by Donald C. Weymer to secure the Lender dated July 30, 1999, and recorded on September 21, 1999 among the Land Records of Montgomery County, Maryland in Liber 17507, at folio

276, or (b) the Amended and Restated Loan and Security Agreement given to secure this Note, or in any of the documents listed in Section 5.03 thereof (collectively, the "Security Documents") (the terms and provisions of which are incorporated herein by this reference as if set forth in full), and if such default shall continue for the duration of any applicable grace period therein contained, the entire principal sum outstanding, together with accrued interest thereon, shall at once become due and payable at the option of the Lender without further notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Acceleration of maturity, once claimed by the Lender, may at its option be rescinded by an instrument in writing to that effect; however, the tender and acceptance of a partial payment or partial performance shall not, by itself, affect or rescind such acceleration of maturity.

         In the event any installment due under this Note is paid more than fifteen (15) days after the date when the same is due, then the Lender shall be entitled to collect a "late charge" in an amount equal to one-twentieth (1/20th) of such installment.

         In the event it shall become necessary to employ counsel to collect this obligation or to protect the security hereof, the Borrower agrees to pay reasonable attorney's fees, whether suit be brought or not, and all other costs and expenses reasonably connected with collection, the protection of the security, the defense of any counterclaim, the enforcement (including without limitation, as a part of any proceeding brought under the Bankruptcy Reform Act of 1978, as amended) of any remedies herein provided for, or provided for in the Security Documents given to secure this Note.

         The  privilege  is  reserved  to  prepay  the  principal   indebtedness
evidenced hereby, in whole or in part, at any time, without premium or penalty.

         The Borrower and any endorsers, guarantors and sureties jointly and severally waive presentment, protest and demand, notice of protest, notice of dishonor, demand and dishonor, and any and all lack of diligence or delays in the collection or enforcement hereof and expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Borrower or any endorser, guarantor or surety hereof. Borrower also waives any right to trial by jury fully with respect to each instance and each issue as to which the right to a jury trial shall now or hereafter exist hereunder.

         The validity and construction of this Note and all matters pertaining thereto are to be determined according to the laws of the State of Maryland.

         In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal or unenforceable.

         All notices, demands, requests and other communications required pursuant to the provisions of this Note or the Security Documents shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by United States Registered or Certified Mail - Return Receipt Requested, postage prepaid, to the Borrower at:
1777 N. Kent Street, Suite 1103, Arlington, Virginia 22209; and to the Lender at the address stated in the first paragraph of this Note. The Lender or Borrower may designate a change of address by notice in writing to the other party. Whenever in this Note the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice.

         It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Maryland and the laws of the United States of America) then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited, first, on fees and costs, if any, due on this Note and, secondly, on the principal balance due on this Note by the Lender (or, if this Note shall have been paid in full, refunded to the Borrower).

         As used in this Note, the singular shall include the plural and the plural shall include the singular, where the context shall so require.

         This Note shall be the joint and several obligation of each of the makers hereof (if more than one) and shall apply to and bind them and each of them and their respective heirs, successors, personal representatives and assigns.

         So long as the loan indebtedness evidenced by this Note remains unpaid, the Borrower agrees to provide the Lender with such other information with respect to the financial statements of the Borrower as the Lender may from time to time require.

         SHOULD ANY SUMS BECOME DUE AND PAYABLE HEREUNDER, AND SUCH SUM IS NOT PAID WHEN AND AS DUE, TIME BEING OF THE ESSENCE, THE BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES TO CONFESS JUDGMENT ON BORROWER'S BEHALF OF THE FULL SUM DUE HEREON PLUS REASONABLE ATTORNEYS' FEES, AND, UPON THE ENTRY OF JUDGMENT, BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINACE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OR EXEMPTION, STAY OF EXECUTION OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. BORROWER CONSENTS TO VENUE IN ANY COUNTY IN THE STATE OF MARYLAND OR THE CITY OF BALTIMORE WITH RESPECT TO THE INSTITUTION OF AN ACTION CONFESSING JUDGMENT HEREON, REGARDLESS OF WHERE VENUE WOULD OTHERWISE BE PROPER. ANY JUDGMENT ENTERED AGAINST BORROWER, WHETHER BY CONFESSION OR OTHERWISE, SHALL BEAR INTEREST AT A RATE WHICH IS THE HIGHEST RATE OF INTEREST BEING PAID BY BORROWER ON THE DATE OF JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT
JURISDICTIONS AS OFTEN AS THE LENDER OR ITS ASSIGNS SHALL DEEM NECESSARY OR ADVISABLE UNTIL ALL SUMS DUE HEREUNDER HAVE BEEN PAID IN FULL.

         It is understood and agreed that in the event a default exists under any other loan held by the Lender in which the Borrower or any guarantor therefor is a borrower or a guarantor thereunder, then the Lender may, at its option, declare the entire indebtedness evidenced hereby immediately due and payable.

         The Borrower hereby warrants and represents that the loan evidenced by this Note and was made for acquiring or carrying on a business or commercial enterprises.

         Time is of the essence of all provisions of this Note.

         It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall be in full force and effect as advances made pursuant to and under the terms of this Note subsequent to each occurrence.

         In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified, the Borrower covenants and agrees to pay the excess principal amount forthwith upon demand; such excess principal amount shall in all respects be deemed to be included among the advances made pursuant to the other terms of this Note and shall bear interest at the rate or rates hereinabove stated.

         The proceeds of the loan evidenced hereby are to be advanced on a revolving credit basis pursuant to the "Borrowing Base" provisions set forth in the aforesaid Amended and Restated Loan and Security Agreement. Any amounts from time to time paid on account of the principal indebtedness evidenced hereby may be re-advanced to the Borrower pursuant to (and subject to the provisions and limitations of) this Note and the aforesaid Amended and Restated Loan and Security Agreement. The aggregate principal indebtedness evidenced hereby may increase or decrease from time to time; provided, however, that the aggregate principal indebtedness evidenced hereby at any one time shall not exceed the sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00).

         This Note is a restatement and modification of a certain Promissory Note (Secured Revolving Line of Credit), dated July 30, 1999, to the order of Lender, evidencing a loan in the original principal amount of Two Million and No/100 Dollars ($2,000,000.00) (the "Original Note"), secured by the Security Documents. Nothing herein-contained shall be deemed a novation as to indebtedness evidenced by the Original Note, as restated and modified.

         MADE this 30th day of March , 2000.

                          INTERACTIVE SYSTEMS, INC., a

                         Maryland corporation

                         By:      /s/ Donald C. Weymer              [Seal]

                              Donald C. Weymer,

                                    President

                                            NATIONAL CONVERSION SYSTEMS, INC.,

                             a Virginia corporation

                      By:      /s/ Donald C. Weymer                     [Seal]

                                 Donald C. Weymer,

                                    President